UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Helios Total Return Fund, Inc.

………………………………………………………………………………………………

(Name of Registrant as Specified In Its Charter)

……………………………………………………………………………………………………….…

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

HELIOS STRATEGIC MORTGAGE INCOME FUND, INC.

HELIOS TOTAL RETURN FUND, INC.

February 27th, 2012

1-866-615-7869

SOLICITATION SCRIPT

Inbound Greeting:

Thank you for calling the Proxy Services Center for Helios Funds. My name is <Agent Name> and this call is being recorded for quality assurance. How may I assist you today?

Outbound Greeting:

Hello, is Mr./Ms.                     available please?

Hi Mr./Ms                     , my name is <Agent Name> and I am calling on behalf of Helios Funds on a recorded line. Recently we sent you proxy materials for the upcoming Special Meeting of Shareholders to be held on February 27th, 2012 and have not received your proxy.

Voting:

The Board of Directors of each Fund believes each proposal, as applicable, is in the best interests of its respective Fund and shareholders and unanimously recommends that you vote “FOR” each proposal.

Would you like to vote along with the recommendations of the board?

The process will only take a few moments.

For the record, would you please state your full name and full mailing address?

Are you authorized to vote on all shares in this/these fund/funds in all accounts? (Should have already identified shares s/he is authorized to vote)

Again, my name is <Agent Name>, a proxy voting specialist on behalf of Helios Funds. Today’s date is <Date> and the time is <Time> (am/pm) Eastern Time.

Mr./Ms. ( ) I have recorded your (FOR/AGAINST/ABSTAIN) vote for all of your Helios Fund accounts and will be sending you a written confirmation for each. If you wish to make any changes, you may contact us by calling (Outbound: 1-866-615-7869/Inbound: the same number you called today).

Thank you very much for your participation and have a great day/evening.

If Unsure of voting/no to voting with board recommendations:

Would you like me to review the proposal with you? (After review, ask if they would like to vote now over the phone, if applicable)

If requesting materials to be sent again:

I can resend the materials to you. Can you please verify your full mailing address? (Verify entire address, including street name, number, town, state & zip) Do you have an email address this can be sent to? (If yes, enter the email address in the notes and read it back phonetically)

Thank you. You should receive these materials shortly and the materials will inform you of the methods available to you to cast your vote (For email the only way to vote is to call Outbound: 1-866-615-7869 /Inbound-the same number you called today); the number is listed in the body of the email). (For re-mail) one of which is to call us back at (Outbound: 1-866-615-7869 /Inbound: the same number you called today).

If Not Interested:

(Use rebuttal) I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

ANSWERING MACHINE MESSAGE:

Hello, my name is <Agent Name> and I am a proxy voting specialist on behalf of Helios Funds. You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on February 27th, 2012.

Your participation is very important. To vote over the telephone, call toll-free at 1-866-615-7869 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00AM to 6:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders.

Thank you for your prompt attention to this matter.

AUTOMATED ANSWERING MACHINE MESSAGE:

Hello, this is the Proxy Services Center calling with an important message on behalf of Helios Funds. You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on February 27th, 2012.

Your participation is very important. To vote over the telephone, call toll-free at 1-866-615-7869 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00AM to 6:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders.

Thank you for your prompt attention to this matter.

INBOUND - CLOSED RECORDING:

Thank you for calling the Proxy Services Center on behalf of Helios Funds. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00 AM to 6:00 PM Eastern Time. Thank you.

INBOUND - CALL IN QUEUE MESSAGE:

Thank you for calling the Proxy Services Center on behalf of Helios Funds. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE:

Thank you for calling the Proxy Services Center on behalf of Helios Funds. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related calls. If you have questions about your Helios Funds please contact your Financial Advisor or call Helios Funds at 1-800-497-3746. Thank you for investing in Helios Funds.